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Exhibit 4.02

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO ADAPTEC, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

        THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ADAPTEC, INC. OR ANY AFFILIATE OF ADAPTEC, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO ADAPTEC, INC. OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ADAPTEC, INC.'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF

THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

ADAPTEC, INC.

CUSIP: 00651FAF5	R-01

3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023

        Adaptec, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred and Twenty-Five Million Dollars ($225,000,000) on December 22, 2023 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security.

Interest Payment Dates:	June 22 and December 22.
Regular Record Dates:	June 7 and December 7.

        This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Adaptec, Inc.
By:

		Name:	Robert Stephens
		Title:	President and Chief Executive Officer
Attest:

Name:	Marshall Mohr
Title:	Vice President and Chief Financial Officer
Dated:	December , 2003
Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.
Wells Fargo Bank, N.A., as Trustee
By:

Authorized Signatory

ADAPTEC, INC.
3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023

1. INTEREST

        Adaptec, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 3/4% per annum. The Company shall pay interest semiannually on June 22 and December 22 of each year, commencing June 22, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 22, 2003; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

        No sinking fund is provided for the Securities.

2. METHOD OF PAYMENT

        The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on June 7 or December 7, as the case may be, (each, a Regular Record Date) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

        Initially, Wells Fargo Bank, National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

        This Security is one of a duly authorized issue of Securities of the Company designated as its 3/4% Convertible Senior Subordinated Notes due 2023 (the "Securities"), issued under an Indenture dated as of December 22, 2003 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

        The Securities are subordinated unsecured obligations of the Company limited to $225,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5. OPTIONAL REDEMPTION

        Prior to December 22, 2008, this Security shall not be redeemable. The Company may, at its option, redeem this Security (i) on December 22, 2008 at a Redemption Price equal to 100.25% of the principal amount of the Securities being redeemed, and (ii) at any time after December 22, 2008, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, in each case, for cash in whole, or from time to time in part (which must be equal to $1,000 or any integral multiple thereof), plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names this Security is registered at the close of business on such Regular Record Date. Securities or portions of the Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the Redemption Date.

6. NOTICE OF REDEMPTION

        Notice of redemption, as set forth in Section 3.3 of the Indenture, will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 days after the date of the Change in Control Purchase Notice, at a purchase price equal to 100% of the principal amount thereof together with any accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8. PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9. CONVERSION

        Subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company on or prior to the close of business on the Final Maturity Date, unless previously redeemed to the Company or purchased by the Company at the Holders' option, at the Conversion Rate, determined as provided in the Indenture, in effect at the time of conversion and subject to the adjustments described below, only under the following circumstances:

          (1)   prior to December 22, 2021, on any date during any fiscal quarter (and only during such fiscal quarter) after the fiscal quarter ending December 31, 2003, if the Closing Price per share of the Common Stock was more than 120% of the then current Conversion Price for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter;

          (2)   on or after December 22, 2021, at all times on or after any date on which the Closing Price per share of the Common Stock is more than 120% of the then current Conversion Price of the Securities;

          (3)   until the close of business on the Business Day prior to the Redemption Date if the Company elects to redeem the Securities pursuant to Article 3 of the Indenture;

          (4)   if the Company distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase Common Stock at less than the Closing Price per share of the Common Stock on the day preceding the declaration for such distribution;

          (5)   if the Company distributes to all or substantially all holders of Common Stock cash, assets, debt securities or capital stock, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price per share of the Common Stock on the day preceding the declaration for such distribution; or

          (6)   (A) if the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Company's Common Stock would be converted to cash, securities or other property, (B) if a Change in Control occurs, or (C) if an event occurs that would have been a Change in Control but for the existence of one of the Change in Control exceptions set forth in the proviso to Section 3.8(c) of this Indenture.

          (7)   during the five consecutive Business Day period following any five consecutive Trading Day period at any time in which the average of the Trading Prices for the Securities for such five Trading Day period was less than 98% of the average Conversion Value (as defined below) for the Securities for such five Trading Day period ("trading price condition"); provided that upon any conversion of Securities pursuant to this trading price condition if, on the applicable Conversion Date, the Closing Price per share of Common Stock is greater than or equal to the then current Conversion Price of the Securities and less than or equal to 120% of the then current Conversion Price of the Securities then such Holder shall receive shares of Common Stock, with a value equal to the principal amount of the Securities (a "Principal Value Conversion"); provided, further, that any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price of the Securities as of the Conversion Date and the applicable share price (as defined below) as of the Conversion Date.

        The Company will deliver shares of Common Stock, together with any cash payable for fraction shares, to such Holder no later than the third Business Day following the determination of the applicable share price. The "applicable share price" shall mean the average of the Closing Price per share of Common Stock over the five Trading Day period starting the third Trading Day following the Conversion Date. The "Conversion Value" for the Securities is equal to the product of (i) the Closing Price per share of the Common Stock on a given day and (ii) the then current Conversion Rate. The "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, which may include either or both of the Initial Purchasers, provided that if at least two such bids cannot be reasonably obtained by the Conversion Agent, but one such bid can be reasonably obtained by the Conversion Agent, this one bid will be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or if in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be deemed to be less than 98% of the then current Conversion Rate multiplied by the Closing Price of Common Stock on such determination date.

10. DENOMINATIONS, TRANSFER, EXCHANGE

        The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11. PERSONS DEEMED OWNERS

        The Holder of a Security may be treated as the owner of it for all purposes.

12. UNCLAIMED MONEY

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. AMENDMENT, SUPPLEMENT AND WAIVER

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14. Subordination

        The payment of principal, or premium, if any, and interest on the Securities will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents (or otherwise to the extent Holders accept satisfaction of amounts due by settlement in other than cash or cash equivalents) of all senior indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

15. SUCCESSOR ENTITY

        When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) will be released from those obligations.

16. DEFAULTS AND REMEDIES

        This Holder of this Security is entitled to certain remedies upon the occurrence of an Event of Default as set out in Article 8 of the Indenture.

17. TRUSTEE DEALINGS WITH THE COMPANY

        Wells Fargo Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an

Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18. NO RECOURSE AGAINST OTHERS

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19. AUTHENTICATION

        This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20. ABBREVIATIONS AND DEFINITIONS

        Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

        All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21. INDENTURE TO CONTROL; GOVERNING LAW

        In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

        The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Adaptec, Inc., 691 South Milpitas Boulevard, Milpitas, California 95035, (408) 945-4600, Attention: Terry Roelands.

ASSIGNMENT FORM

        To assign this Security, fill in the form below:

        I or we assign and transfer this Security to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:
By:
  *
  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

        To convert this Security into Common Stock of the Company, check the box: ☐

        To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $                  .

        If you want the stock certificate made out in another person's name, fill in the form below:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

Your Signature:
Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:
By:
  *
  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT PURCHASE
UPON A CHANGE IN CONTROL

To: Adaptec, Inc.

        The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Adaptec, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)
Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranty
Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

OPTION TO ELECT PURCHASE
ON SPECIFIED DATES

To: Adaptec, Inc.

        The undersigned hereby requests and instructs Adaptec, Inc. to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on                        in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price to the registered Holder hereof.

Dated:
Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranty
Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

        The following exchanges, purchase, redemptions, purchases or conversions of a part of this global Security have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES

Re:
3/4% Convertible Senior Subordinated Notes due 2023 (the "Securities") of Adaptec, Inc.

        This certificate relates to $            principal amount of Securities owned in (check applicable box)

☐	book-entry or	☐	definitive form by (the "Transferor").

        The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

        In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of December 22, 2003 between Adaptec, Inc. and Wells Fargo Bank, National Association, as trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐
Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐
Such Security is being acquired for the Transferor's own account, without transfer.

☐
Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐
Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐
Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

☐
Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

        Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

        The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:
(Insert Name of Transferor)

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  Exhibit 4.02
ADAPTEC, INC.
3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023
ADAPTEC, INC. 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023
ASSIGNMENT FORM
CONVERSION NOTICE
OPTION TO ELECT PURCHASE UPON A CHANGE IN CONTROL
OPTION TO ELECT PURCHASE ON SPECIFIED DATES
SCHEDULE OF EXCHANGES OF SECURITIES
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES